Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiaries of Grupo Aval Acciones y Valores S.A.

Name	Jurisdiction of Incorporation
Grupo Aval Acciones Y Valores S.A.	Colombia
Grupo Aval Limited	Cayman Islands
A Toda Hora ATH - Negocio Conjunto	Colombia
Aval Soluciones Digitales S.A. - Cuentas En Participación	Colombia
Sociedad Administradora De Fondos De Pensiones Y Cesantías Porvenir S.A.	Colombia
Aportes En Linea S.A.	Colombia
Banco AV Villas S.A.	Colombia
A Toda Hora S.A. ATH	Colombia
Banco De Bogotá S.A.	Colombia
Almacenes Generales De Depósito Almaviva S.A.	Colombia
Almaviva Global Cargo S.A.	Colombia
Almaviva Zona Franca S.A.S.	Colombia
Aval Soluciones Digitales S.A.	Colombia
Banco De Bogotá S.A. Panamá	Panama
Bogota Finance Corporation	Cayman Islands
Corporación Financiera Centroamericana S.A.	Panama
Fiduciaria Bogotá S.A.	Colombia
Multi Financial Holding Inc	Panama
Mb Créditos, S.A.	Panama
Mb Leasing S.A.	Panama
Megalínea S.A.	Colombia
Multi Financial Group Inc.	Panama
Multi Securities Inc.	Panama
Multi Trust, Inc.	Panama
Multibank Inc.	Panama
Multibank Seguros, S.A.	Panama
Promotora Prosperidad, S.A.	Panama
Inmobiliaria Morelos S.A.	Panama

Banco De Occidente S.A.	Colombia
Banco De Occidente S.A. Panamá	Panama
Fiduciaria De Occidente S.A.	Colombia
Occidental Bank Barbados	Barbados
Ventas y Servicios S.A.	Colombia
Banco Popular S.A.	Colombia
Alpopular Almacén General De Depósitos S.A.	Colombia
Fiduciaria Popular S.A.	Colombia
Patrimonio Autónomo Administracion de Cartera EPIK	Colombia
Corporación Financiera Colombiana S.A.	Colombia
Agro Casuna S.A.S	Colombia
Agro Santa Helena S.A.S.	Colombia
Casa De Bolsa S.A.	Colombia
Cfc Energy Holding S.A.S.	Colombia
Cfc Gas Holding S.A.S.	Colombia
Cfc Private Equity Holdings S.A.S.	Colombia
Cfc-Sk Covipacifico Colombia S.A.S	Colombia
Colombiana De Licitaciones Y Concesiones S.A.S.	Colombia
Compañía Energética De Occidente S.A.S. E.S.P.	Colombia
Compañía Hotelera Cartagena De Indias S.A.	Colombia
Concesionaria Nueva Vía Al Mar S.A..	Colombia
Concesionaria Panamericana S.A.S.	Colombia
Concesionaria Vial Andina S.A.S.	Colombia
Concesionaria Vial De Los Andes S.A.	Colombia
Concesionaria Vial Del Oriente S.A.S.	Colombia
Concesionaria Vial Del Pacifico S.A.S.	Colombia
Concesiones Ccfc S.A.	Colombia
Constructora De Infraestructura Vial S.A.S.	Colombia
Corfiinvest S.A.S	Colombia
Enlace Servicios Compartidos S.A.S.	Colombia
Esencial Hoteles S.A.	Colombia
Estudios Proyectos E Inversiones De Los Andes S.A.	Colombia

Estudios Y Proyectos Del Sol S.A.S.	Colombia
Fiduciaria Corficolombiana S.A.	Colombia
Gases De Norte Del Perú	Peru
Gases De Occidente S.A. E.S.P.	Colombia
Gases Del Pacifico S.A.C.	Peru
Gestora En Infraestructura Y Desarrollo S.A.S.	Colombia
Hevea De Los Llanos S.A.S.	Colombia
Hevea Inversiones S.A.S.	Colombia
Hoteles Estelar Del Perú S.A.C.	Peru
Hoteles Estelar S.A.	Colombia
Mavalle S.A.	Colombia
Organización Pajonales S.A.	Colombia
Orion Contact Center S.A.S.	Colombia
Plantaciones Santa Rita S.A.S.	Colombia
Plantaciones Unipalma De Los Llanos S.A.	Colombia
Promigas Brasil Ltda	Brasil
Promigas Gcx Holding Llc	U.S.A.
Promigas Panamá Corporation	Panama
Promigas Perú S.A.	Peru
Promigas S.A. E.S.P.	Colombia
Promigas Usa Inc	U.S.A.
Promisol S.A.S.	Colombia
Promotora De Gas Del Oriente S.A. E.S.P.	Colombia
Promotora Y Comercializadora Turística Santamar S.A.	Colombia
Proyectos De Infraestructura S.A.S	Colombia
Proyectos De Ingeniería Y Desarrollos S.A.S.	Colombia
Proyectos De Inversión Vial Andino S.A.S. (under liquidation)	Colombia
Proyectos De Inversión Vial Del Oriente S.A.S.	Colombia
Proyectos De Inversión Vial Del Pacifico S.A.S.	Colombia
Proyectos Y Desarrollos De Pagos Electrónicos Vehiculares S.A.S	Colombia
Proyectos Y Desarrollos Viales Al Llano S.A.S	Colombia
Proyectos Y Desarrollos Viales Del Mar S.A.S.	Colombia

Proyectos Y Desarrollos Viales Del Oriente S.A.S.	Colombia
Proyectos Y Desarrollos Viales Del Pacifico S.A.S.	Colombia
Proyectos Y Desarrollos Viales Urbanos S.A.S	Colombia
Sociedad Portuaria Del Cayao S.A. E.S.P.	Colombia
Surtidora De Gas Del Caribe S.A. E.S.P.	Colombia
Tejidos Sintéticos De Colombia S.A.	Colombia
Transoccidente S.A. E.S.P.	Colombia
Transportadora De Metano S.A. E.S.P.	Colombia
Tsr20 Inversiones S.A.S.	Colombia
Valora S.A.	Colombia
Zonagen S.A.S.	Colombia